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                                                                    EXHIBIT 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    We hereby consent to the inclusion in this Proxy Statement/Prospectus of Horizon/CMS Healthcare Corporation and Pacific Rehabilitation & Sports Medicine, Inc. constituting part of this Registration Statement on Amendment No. 1 to Form S-4 of Horizon/CMS Healthcare Corporation of our reports dated February 4, 1994, with respect to the consolidated financial statements of Pacific Rehabilitation & Sports Medicine, Inc. and January 27, 1994, with respect to the financial statements of Dr. Judman and Dr. Gober St. Paul and Biddle Medical Associates, P.A., for the respective periods as indicated in our reports included herein. We also consent to the references to us under the headings "Experts" and "Selected Historical and Unaudited Pro Forma Financial Information."


                                          /s/ GRANT THORNTON LLP

Grant Thornton LLP


Portland, Oregon
February 26, 1996